Exhibit 99.1

July 31, 2013

Dear Shareholders,

Your Board, management team and employees have worked hard for many years to reach that critical point when all the pieces come together. For Unilife, that time is now. A large and growing number of pharmaceutical companies are seeking to partner with Unilife in recognition of how our game-changing products, world-class team and advanced operational capabilities can enhance and differentiate their injectable therapies. Several pharmaceutical companies have selected Unilife for major drug programs that we expect will be progressively announced and generate upfront payments during this calendar year.

I expect the announcement of these programs will transform Unilife. We are advised that a commercial supply agreement for the Unifill syringe remains in the formal process of being signed by a global pharmaceutical company. Agreements with several other pharmaceutical companies have now been through multiple iterations and are fast approaching ratification. Payments are already being received from some customers for device programs prior to the finalization of pending contracts.

While I share the eagerness of many shareholders to announce these significant contracts, our top priority is to build long-term partnerships with each pharmaceutical customer and to maintain the integrity and trust of these relationships. Accordingly, we will work at the speed of each customer to finalize and announce each contract. Based upon the advanced status of negotiations with our customers, we see no reason to alter previous forecasts for up to a dozen contracts to be announced or begin generating revenue this calendar year. Indeed, the next announcement may come from any number of programs and customers. The announcement of these programs will begin to reflect the substantial and growing shareholder value being built by our continued investment in product development and expanding intellectual property portfolio.

The upfront and recurring payments generated from these contracts are likely to have a long-lasting, positive impact on our operations. Given the magnitude of some of these anticipated announcements and our confidence in their finalization, we are seeking to minimize dilution to existing shareholders as much as possible while managing our cash position to finance our growth. As previously discussed, we are working with a number of U.S. financing groups specializing in debt financing for life sciences companies like Unilife. We have received multiple financing proposals and will select the most beneficial one when appropriate. During favorable market conditions, we also have utilized our At-The-Market (ATM) facility to strengthen our balance sheet and minimize dilution as we move towards strong, accelerating revenue growth.

Having reached this important threshold in Unilife’s transformation into a commercial leader for injectable drug delivery systems, it is critical that we maintain our strength and flexibility. Accordingly, the Board and I wish to remind you that one-third of all eligible common stock is required to be voted in order to constitute a quorum for the upcoming Special Meeting of Stockholders to be held on Thursday, August 22nd at 4:00 pm U.S. Eastern Daylight Time (Friday, August 23rd at 6:00 am Australian Eastern Standard Time). It is important for all shareholders to exercise their right to vote. We therefore encourage you to vote prior to the August 18th deadline, and to support the Board by voting FOR both proposals.

Thank you for your continued support.

Alan Shortall CEO

Forward-Looking Statements

This shareholder letter contains forward-looking statements. All statements that address operating performance, events or developments that we expect or anticipate will occur in the future are forward-looking statements. These forward-looking statements are based on management’s beliefs and assumptions and on information currently available to our management. Our management believes that these forward-looking statements are reasonable as and when made. However, you should not place undue reliance on any such forward-looking statements because such statements speak only as of the date when made. We do not undertake any obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law. In addition, forward-looking statements are subject to certain risks and uncertainties that could cause actual results, events and developments to differ materially from our historical experience and our present expectations or projections. These risks and uncertainties include, but are not limited to, those described in “Item 1A. Risk Factors” and elsewhere in our Annual Report on Form 10-K and those described from time to time in other reports which we file with the Securities and Exchange Commission.

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Rule 4.7B

Appendix 4C

Quarterly report

for entities admitted

on the basis of commitments

Introduced 31/3/2000. Amended 24/10/2005

Name of entity

UNILIFE CORPORATION

ARBN	Quarter ended (“current quarter”)
141 042 757	30 June 13

Consolidated statement of cash flows

Cash flows related to operating activities			Current quarter $US’000	Year to date (12 months) $US’000
1.1		Receipts from customers	132	1,233
1.2	Payments for	(a) staff costs	(4,445)	(17,194)
		(b) advertising and marketing	(44)	(161)
		(c) research and development	(2,906)	(9,626)
		(d) leased assets	(76)	(329)
		(e) other working capital	(2,553)	(12,831)

1.3		Dividends received	—	—
1.4		Interest and other items of a similar nature received	6	54
1.5		Interest and other costs of finance paid	(540)	(2,479)
1.6		Income taxes paid	—	—
1.7		Other (provide details if material)	—	—

		Net operating cash flows	(10,426)	(41,333)

Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

		Current quarter $US’000	Year to date (12 months) $US’000

1.8	Net operating cash flows (carried forward)	(10,426)	(41,333)

	Cash flows related to investing activities
1.9	Payment for acquisition of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	(309)	(2,240)
	(e) other non-current assets	—	—
1.10	Proceeds from disposal of:
	(a) businesses (item 5)	—	—
	(b) equity investments	—	—
	(c) intellectual property	—	—
	(d) physical non-current assets	—	—
	(e) other non-current assets	—	—

1.11	Loans to other entities	—	—
1.12	Loans repaid by other entities	—	—
1.13	Other (provide details if material)	—	—

	Net investing cash flows	(309)	(2,240)

1.14	Total operating and investing cash flows	(10,735)	(43,573)

	Cash flows related to financing activities
1.15	Proceeds from issues of shares, options, etc	10,600	42,933
1.16	Proceeds from sale of forfeited shares	—	—
1.17	Proceeds from borrowings	—	—
1.18	Repayment of borrowings	(1,338)	(5,024)
1.19	Dividends paid	—	—
1.20	Other (provide details if material)	—	—

	Net financing cash flows	9,262	37,909

	Net increase (decrease) in cash held	(1,473)	(5,664)

1.21	Cash at beginning of quarter/year to date	9,707	13,880
1.22	Exchange rate adjustments	(28)	(10)

1.23	Cash at end of quarter (note 1)	8,206	8,206

+	See chapter 19 for defined terms.

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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Payments to directors of the entity and associates of the directors

Payments to related entities of the entity and associates of the related entities

		Current quarter $US’000

1.24	Aggregate amount of payments to the parties included in item 1.2	252

1.25	Aggregate amount of loans to the parties included in item 1.11	—

1.26	Explanation necessary for an understanding of the transactions

	Included in the above is directors’ fees and executive director’s remuneration ($204K). A company associated with a director is providing company secretarial, accounting and administrative services in order to maintain compliance with Australian regulations ($48K).

Non-cash financing and investing activities

2.1	Details of financing and investing transactions which have had a material effect on consolidated assets and liabilities but did not involve cash flows Nil during the quarter

2.2	Details of outlays made by other entities to establish or increase their share in businesses in which the reporting entity has an interest Nil during the quarter

Financing facilities available

Add notes as necessary for an understanding of the position. (See AASB 1026 paragraph 12.2).

		Amount available $US’000	Amount used $US’000
3.1	Loan facilities	24,201	23,871

3.2	Credit standby arrangements	—	—

+ See chapter 19 for defined terms.
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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Reconciliation of cash

Reconciliation of cash at the end of the quarter (as shown in the consolidated statement of cash flows) to the related items in the accounts is as follows.		Current quarter $US’000	Previous quarter $US’000

4.1	Cash on hand and at bank	5,456	7,386

4.2	Deposits at call	2,750	2,321

4.3	Bank overdraft	—	—

4.4	Other (Term Deposit)	—	—

	Total: cash at end of quarter (item 1.23)	8,206	9,707

4.5	Explanation necessary for an understanding of the transactions
	Restricted cash of $2,400 is included in 4.2 Deposits at call of $2,750 in the current quarter which fully secures a related borrowing.

Acquisitions and disposals of business entities

		Acquisitions (Item 1.9(a))	Disposals (Item 1.10(a))

5.1	Name of entity		—

5.2	Place of incorporation or registration		—

5.3	Consideration for acquisition or disposal		—

5.4	Total net assets		—

5.5	Nature of business		—

+ See chapter 19 for defined terms.
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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Compliance statement

1	This statement has been prepared under accounting policies which comply with accounting standards as defined in the Corporations Act (except to the extent that information is not required because of note 2) or other standards acceptable to ASX.

2	This statement gives a true and fair view of the matters disclosed.

Sign here:		Date: 31 July 13
(Director)

Print name:	Alan Shortall

+ See chapter 19 for defined terms.
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Appendix 4C

Quarterly report for entities

admitted on the basis of commitments

Notes

1.	The quarterly report provides a basis for informing the market how the entity’s activities have been financed for the past quarter and the effect on its cash position. An entity wanting to disclose additional information is encouraged to do so, in a note or notes attached to this report.

2.	The definitions in, and provisions of, AASB 1026: Statement of Cash Flows apply to this report except for the paragraphs of the Standard set out below.

•	6.2	- reconciliation of cash flows arising from operating activities to operating profit or loss

•	9.2	- itemised disclosure relating to acquisitions

•	9.4	- itemised disclosure relating to disposals

•	12.1(a)	- policy for classification of cash items

•	12.3	- disclosure of restrictions on use of cash

•	13.1	- comparative information

3.	Accounting Standards. ASX will accept, for example, the use of International Accounting Standards for foreign entities. If the standards used do not address a topic, the Australian standard on that topic (if any) must be complied with.

+ See chapter 19 for defined terms.
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